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                              AUTOTOTE CORPORATION

                                    as Issuer

                        each of the entities named herein

                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

                                    INDENTURE

                           Dated as of August 14, 2000

                                  $150,000,000

              12 1/2% Senior Subordinated Notes due 2010, Series A

                                       and

              12 1/2% Senior Subordinated Notes due 2010, Series B

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

                              CROSS-REFERENCE TABLE

  TIA                                                        Indenture
Section                                                       Section
-------                                                      ---------

310    (a)(1)..........................................        7.10
       (a)(2)..........................................        7.10
       (a)(3)..........................................        N.A.
       (a)(4)..........................................        N.A.
       (a)(5)..........................................        7.08; 7.10
       (b).............................................        7.08; 7.10; 14.02
       (c).............................................        N.A.
311    (a).............................................        7.11
       (b).............................................        7.11
       (c).............................................        N.A.
312    (a).............................................        2.05
       (b).............................................        14.03
       (c).............................................        14.03
313    (a).............................................        7.06
       (b)(1)..........................................        N.A.
       (b)(2)..........................................        7.06
       (c).............................................        7.06; 14.02
       (d).............................................        7.06
314    (a).............................................        4.08; 4.10; 14.02
       (b).............................................        N.A.
       (c)(1)..........................................        7.02; 14.04
       (c)(2)..........................................        7.02; 14.04
       (c)(3)..........................................        N.A.
       (d).............................................        N.A.
       (e).............................................        14.05
       (f).............................................        N.A.
315    (a).............................................        7.01(b)
       (b).............................................        7.05; 14.02
       (c).............................................        7.01(a)
       (d).............................................        7.01(c)
       (e).............................................        6.11
316    (a)(last sentence)..............................        2.09
       (a)(1)(A).......................................        6.05
       (a)(1)(B).......................................        6.04
       (a)(2)..........................................        N.A.
       (b).............................................        6.07
       (c).............................................        9.04
317    (a)(1)..........................................        6.08
       (a)(2)..........................................        6.09
       (b).............................................        2.04
318    (a).............................................        14.01
       (c).............................................        14.01

----------------------

N.A.  means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions................................................     1
SECTION 1.02.  Incorporation by Reference of TIA..........................    27
SECTION 1.03.  Rules of Construction......................................    28

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating............................................    28
SECTION 2.02.  Execution and Authentication...............................    29
SECTION 2.03.  Registrar and Paying Agent.................................    30
SECTION 2.04.  Paying Agent To Hold Assets in Trust.......................    31
SECTION 2.05.  Securityholder Lists.......................................    31
SECTION 2.06.  Transfer and Exchange......................................    31
SECTION 2.07.  Replacement Securities.....................................    36
SECTION 2.08.  Outstanding Securities.....................................    36
SECTION 2.09.  Treasury Securities........................................    37
SECTION 2.10.  Temporary Securities.......................................    37
SECTION 2.11.  Cancellation...............................................    37
SECTION 2.12.  Defaulted Interest.........................................    37
SECTION 2.13.  CUSIP Number...............................................    38
SECTION 2.14.  Deposit of Moneys..........................................    38
SECTION 2.15.  Liquidated Damages Under Registration Agreement............    38

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.........................................    39
SECTION 3.02.  Selection of Securities To Be Redeemed.....................    39
SECTION 3.03.  Notice of Optional Redemption..............................    39
SECTION 3.04.  Effect of Notice of Redemption.............................    40
SECTION 3.05.  Deposit of Redemption Price................................    41
SECTION 3.06.  Securities Redeemed in Part................................    41
SECTION 3.07.  Special Mandatory Redemption...............................    41

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                                                                            Page
                                                                            ----

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  Payment of Securities......................................    42
SECTION 4.02.  Maintenance of Office or Agency............................    43
SECTION 4.03.  Limitation on Restricted Payments..........................    43
SECTION 4.04.  Limitation on Incurrence of Additional Indebtedness........    46
SECTION 4.05.  Corporate Existence........................................    47
SECTION 4.06.  Payment of Taxes and Other Claims..........................    47
SECTION 4.07.  Maintenance of Properties and Insurance....................    47
SECTION 4.08.  Compliance Certificate; Notice of Default..................    48
SECTION 4.09.  Compliance with Laws.......................................    48
SECTION 4.10.  Commission Reports.........................................    49
SECTION 4.11.  Waiver of Stay, Extension or Usury Laws....................    49
SECTION 4.12.  Limitations on Transactions with Affiliates................    50
SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions
                  Affecting Subsidiaries..................................    51
SECTION 4.14.  Limitation on Liens........................................    53
SECTION 4.15.  Change of Control..........................................    53
SECTION 4.16.  Limitation on Asset Sales..................................    55
SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries...    58
SECTION 4.18.  Limitation on Sale and Leaseback Transactions..............    59
SECTION 4.19.  Limitation of Guarantees by Restricted Subsidiaries........    59
SECTION 4.20.  Escrow of Proceeds of Securities on Issue Date.............    60

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets...................    50
SECTION 5.02.  Successor Corporation Substituted..........................    62

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default..........................................    63
SECTION 6.02.  Acceleration...............................................    64
SECTION 6.03.  Other Remedies.............................................    65
SECTION 6.04.  Waiver of Past Defaults....................................    65
SECTION 6.05.  Control by Majority........................................    66

                                                                            Page
                                                                            ----

SECTION 6.06.  Limitation on Suits........................................    66
SECTION 6.07.  Rights of Holders To Receive Payment.......................    66
SECTION 6.08.  Collection Suit by Trustee.................................    67
SECTION 6.09.  Trustee May File Proofs of Claim...........................    67
SECTION 6.10.  Priorities.................................................    67
SECTION 6.11.  Undertaking for Costs......................................    68
SECTION 6.12.  Restoration of Rights and Remedies.........................    68

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee..........................................    68
SECTION 7.02.  Rights of Trustee..........................................    70
SECTION 7.03.  Individual Rights of Trustee...............................    71
SECTION 7.04.  Trustee's Disclaimer.......................................    71
SECTION 7.05.  Notice of Default..........................................    71
SECTION 7.06.  Reports by Trustee to Holders..............................    72
SECTION 7.07.  Compensation and Indemnity.................................    72
SECTION 7.08.  Replacement of Trustee.....................................    73
SECTION 7.09.  Successor Trustee by Merger, Etc...........................    74
SECTION 7.10.  Eligibility; Disqualification..............................    74
SECTION 7.11.  Preferential Collection of Claims Against Company..........    74

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations...................    75
SECTION 8.02.  Legal Defeasance and Covenant Defeasance...................    75
SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance......    76
SECTION 8.04.  Application of Trust Money.................................    78
SECTION 8.05.  Repayment to the Company...................................    78
SECTION 8.06.  Reinstatement..............................................    79

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.................................    79
SECTION 9.02.  With Consent of Holders....................................    80
SECTION 9.03.  Compliance with TIA........................................    81

                                                                            Page
                                                                            ----

SECTION 9.04.  Revocation and Effect of Consents..........................    81
SECTION 9.05.  Notation on or Exchange of Securities......................    82
SECTION 9.06.  Trustee To Sign Amendments, Etc............................    82

                                   ARTICLE TEN

                           SUBORDINATION OF SECURITIES

SECTION 10.01. Securities Subordinated to Senior Debt.....................    82
SECTION 10.02. No Payment on Securities in Certain Circumstances..........    83
SECTION 10.03. Payment Over of Proceeds upon Dissolution, etc.............    84
SECTION 10.04. Subrogation................................................    85
SECTION 10.05. Obligations of Company Unconditional.......................    85
SECTION 10.06. Notice to Trustee..........................................    86
SECTION 10.07. Reliance on Judicial Order or Certificate of
                  Liquidating Agent.......................................    86
SECTION 10.08. Trustee's Relation to Senior Debt..........................    87
SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions of
                  the Company or Holders of Senior Debt...................    87
SECTION 10.10. Securityholders Authorize Trustee to Effectuate
                  Subordination of Securities.............................    87
SECTION 10.11. This Article Not to Prevent Events of Default..............    88
SECTION 10.12. Trustee's Compensation Not Prejudiced......................    88
SECTION 10.13. No Waiver of Subordination Provisions......................    88
SECTION 10.14. Subordination Provisions Not Applicable to Collateral Held
                  in Trust for Securityholders; Payments May Be Paid
                  Prior to Dissolution....................................    88
SECTION 10.15. Acceleration of Securities.................................    89

                                 ARTICLE ELEVEN

                             GUARANTEE OF SECURITIES

SECTION 11.01. Unconditional Guarantee....................................    89
SECTION 11.02. Limitations on Guarantees..................................    90
SECTION 11.03. Execution and Delivery of Guarantee........................    90
SECTION 11.04. Release of a Guarantor.....................................    91
SECTION 11.05. Waiver of Subrogation......................................    92
SECTION 11.06. Obligations Continuing.....................................    92
SECTION 11.07. Obligations Reinstated.....................................    92
SECTION 11.08. Waiver.....................................................    93
SECTION 11.09. No Obligation To Take Action Against the Company...........    93
SECTION 11.10. Default and Enforcement....................................    93

                                                                            Page
                                                                            ----

SECTION 11.11. Amendment, Etc...............................................  93
SECTION 11.12. Acknowledgment...............................................  93
SECTION 11.13. Costs and Expenses...........................................  93
SECTION 11.14. No Waiver; Cumulative Remedies...............................  94
SECTION 11.15. Successors and Assigns.......................................  94
SECTION 11.16. Contribution.................................................  94
SECTION 11.17. Future Guarantors............................................  94

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior
                   Debt.....................................................  95
SECTION 12.02. No Payment on Guarantee in Certain Circumstances.............  95
SECTION 12.03. Payment Over of Proceeds upon Dissolution, etc...............  96
SECTION 12.04. Subrogation..................................................  97
SECTION 12.05. Obligations of Guarantor Unconditional.......................  98
SECTION 12.06. Notice to Trustee............................................  98
SECTION 12.07. Reliance on Judicial Order or Certificate of Liquidating
                  Agent.....................................................  99
SECTION 12.08. Trustee's Relation to Guarantor Senior Debt..................  99
SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of
                  the Guarantors or Holders of Guarantor Senior Debt........ 100
SECTION 12.10. Securityholders Authorize Trustee to Effectuate
                  Subordination of Guarantees............................... 100
SECTION 12.11. This Article Not to Prevent Events of Default................ 100
SECTION 12.12. Trustee's Compensation Not Prejudiced........................ 100
SECTION 12.13. No Waiver of Guarantee Subordination Provisions.............. 101
SECTION 12.14. Payments May Be Paid Prior to Dissolution.................... 101

                                ARTICLE THIRTEEN

                                    SECURITY

SECTION 13.01. Security..................................................... 101

                                ARTICLE FOURTEEN

                                  MISCELLANEOUS

SECTION 14.01. TIA Controls................................................. 102
SECTION 14.02. Notices...................................................... 102
SECTION 14.03. Communications by Holders with Other Holders................. 104

                                                                            Page
                                                                            ----

SECTION 14.04. Certificate and Opinion as to Conditions Precedent............104
SECTION 14.05. Statements Required in Certificate or Opinion.................104
SECTION 14.06. Rules by Trustee, Paying Agent, Registrar.....................105
SECTION 14.07. Legal Holidays................................................105
SECTION 14.08. Governing Law.................................................105
SECTION 14.09. No Adverse Interpretation of Other Agreements.................105
SECTION 14.10. No Recourse Against Others....................................105
SECTION 14.11. Successors....................................................105
SECTION 14.12. Duplicate Originals...........................................106
SECTION 14.13. Severability..................................................106

SIGNATURES...................................................................107

Exhibit A   -  Form of Series A Security.....................................A-1

Exhibit B   -  Form of Series B Security.....................................B-1

Exhibit C   -  Form of Legend for Global Securities..........................C-1

Exhibit D   -  Form of Certificate to Be Delivered in Connection with
              Transfers to Institutional Accredited Investors................D-1

Exhibit E   -  Form of Certification for Transfer or Exchange of Restricted
              Global Security to Regulation S Global Security................E-1

Exhibit F   -  Form of Certification for Transfer or Exchange of Regulation
              S Global Security to Restricted Global Security................F-1

Exhibit G-1 - Form of Certification for Transfer or Exchange of Non-global
              Restricted Security to Restricted Global Security............G-1-1

Exhibit G-2 - Form of Certification for Transfer or Exchange of Non-global
              Restricted Security to Regulation S Global Security..........G-2-1

Exhibit H   - Form of Guarantee............................................. H-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE, dated as of August 14, 2000, among Autotote Corporation, a Delaware corporation (the "Company"), Autotote Management Corporation, Autotote Systems, Inc., Autotote International, Inc., Autotote Enterprises, Inc., Autotote Keno Corporation, Autotote Lottery Corporation, ACRA Acquisition Corp., Marvin H. Sugarman Productions, Inc., Autotote Gaming, Inc. and Autotote Dominicana Inc. (each a "Guarantor") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 12 1/2% Senior Subordinated Notes due 2010 (the "Series A Securities") and Series B 12 1/2% Senior Subordinated Notes due 2010 (the "Series B Securities," and together with the Series A Securities, the "Securities") and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid Obligations (as defined below) of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

            Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

            "Acquisition Closing Date" means the date upon which the consummation of the Scientific Games Acquisition occurs.

            "Additional Capital Stock" means (1) the Olivetti Preferred Stock issued on or about the Acquisition Closing Date and (2) any other Qualified Capital Stock (including Olivetti Preferred Stock) having terms not materially less favorable to the Company than the Olivetti Preferred Stock as determined by the Board of Directors of the Company in good faith.

            An "Affiliate" of a Person means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; pro-vided, however, that with respect to the Company the term Affiliate shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Transaction" has the meaning set forth in Section 4.12.

            "Agent" means the Registrar or any Paying Agent.

            "Agent Member" means any member of, or participant in, the Depository.

            "Applicable Procedures" means the rules and procedures of the Depository, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time.

            "Asset Acquisition" means

            (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

            (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation, to any Person other than the Company or a Restricted Subsidiary of the Company of

            (a) any Capital Stock of any Restricted Subsidiary of the Company;
      or

            (b) any other property or assets, other than cash or Cash Equivalents, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include

            (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $1 million,

            (2) the sale of accounts receivable,

            (3) the sale, lease, conveyance, disposition or other transfer of assets in the ordinary course of business,

            (4) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted under Section 5.01,

            (5) sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.14,

            (6) sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by Section 4.03, and

            (7) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

            "Attributable Debt" in respect of a sale and leaseback transaction consummated subsequent to the Issue Date means, at the time of determination, the present value, discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are required or authorized by law or other governmental action to be closed.

            "Capital Stock" means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such other Person.

            "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means

            (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

            (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

            (4) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

            (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
      (4) above; and

            (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
      (5) above.

            "Certificated Securities" means physical, certificated Securities in registered form.

            "Change of Control" means the occurrence of one or more of the following events:

            (1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than a Permitted Holder or Holders;

            (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

            (3) any Person or Group, other than a Permitted Holder or Holders, shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company; or

            (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved.

            "Change of Control Offer" has the meaning set forth in Section 4.15.

            "Change of Control Payment Date" has the meaning set forth in
Section 4.15.

            "Clearstream" means Clearstream Banking, Societe Anonyme, Luxembourg (or any successor securities clearing agency).

            "Collateral" has the meaning set forth in Section 13.01.

            "Commission" or "SEC" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a

Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

            (1) Consolidated Net Income,

            (2) to the extent Consolidated Net Income has been reduced thereby, all losses (x) from Asset Sales or abandonments or reserves relating thereto, all items classified as extraordinary losses and all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses) and (y) resulting from plant closure costs arising out of the closure of Scientific Games' printing facility in Gilroy, California,

            (3) Consolidated Interest Expense and

            (4) Consolidated Non-cash Charges.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

            (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment or retirement of other Indebtedness (and the application of the proceeds thereof) at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

            (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

            If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio",

            (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

            (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

            (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

            (1) Consolidated Interest Expense, plus

            (2) the product of

                  (x) the amount of all dividend payments on any series of
            Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times

                  (y) a fraction, the numerator of which is one and the
            denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

            (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, capitalized interest, and imputed interest with respect to Attributable Debt (but excluding (a) the write-off of deferred financing costs associated with the Transactions and (b) the amortization of deferred financing charges associated with the issuance of the Securities and the New Credit Agreement or other Indebtedness outstanding on the Issue Date or refinanced in connection with the Transactions), for such period determined on a consolidated basis in conformity with GAAP; and

            (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom

            (a) after tax gains but not losses from Asset Sales (without regard to the $1 million threshold in clause (1) of the definition of Asset Sales) or abandonments or reserves relating thereto,

            (b) items classified as extraordinary gains but not losses, and the related tax effects according to GAAP,

            (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with it or any Subsidiary,

            (d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise,

            (e) the net loss of any Person, other than a Restricted Subsidiary of the Company,

      (f) the net income of any Person, other than a Restricted Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person,

            (g) gains from retirement of debt, and

            (h) amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock.

            "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP less (to the extent otherwise included in accordance with GAAP) amounts attributable to Disqualified Capital Stock.

            "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

            "Corporate Trust Office" means the principal office of the Trustee where it conducts its corporate trust administrative functions, which office is currently located at 101 Barclay Street, Floor 21W, New York, New York 10286,
Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

            "Covenant Defeasance" has the meaning set forth in Section 8.02.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Deadline Date" means September 30, 2000.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company ("DTC") or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "Designated Guarantor Senior Debt" means, with respect to any Guarantor, (1) any Indebtedness outstanding under the New Credit Agreement to the extent guaranteed by such Guarantor and (2) any other Guarantor Senior Debt permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company or such Guarantor as Designated Guarantor Senior Debt in the instrument creating such Indebtedness.

            "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate exe-cuted by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary.

            "Designated Senior Debt" means (1) any Indebtedness outstanding under the New Credit Agreement and (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as Designated Senior Debt in the instrument creating such Indebtedness.

            "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Securities.

            "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Agreement" means the Escrow and Pledge Agreement dated as of the Issue Date among the Company, the Trustee and the Securities Intermediary, as the same may be amended from time to time in accordance with the provisions of Article Nine of this Indenture.

            "Escrow Account" means the escrow account created pursuant to the Escrow Agreement.

            "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

            "Event of Default" has the meaning set forth in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Existing Notes" means the Company's 10 7/8% Series B Senior Notes due 2004.

            "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

            "Final Maturity Date" means August 15, 2010.

            "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

            "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01 and bearing the legend set forth in Exhibit C.

            "Guarantee" has the meaning set forth in Section 11.01.

            "Guarantor" means (i) each of Autotote Management Corporation, Autotote Systems, Inc., Autotote International, Inc., Autotote Enterprises, Inc., Autotote Keno Corporation, Autotote Lottery Corporation, ACRA Acquisition Corp., Marvin H. Sugarman Productions, Inc., Autotote Gaming, Inc. and Autotote Dominicana Inc., (ii) upon consummation of the Scientific Games Acquisition, each of Scientific Games Holdings Corp., Scientific Games Finance Corporation, Scientific Games (Greece), Inc., Scientific Games Acquisition Inc., SciGames France Inc., Scientific Games Inc. and Scientific Games Royalty Corporation and
(iii) each of the Company's Restricted Subsidiaries organized in the United States that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Guarantor Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of any Guarantor of the Securities, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of the Securities. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of any Guarantor of the Securities under the New Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Guarantor Senior Debt" shall not include

            (1) Indebtedness evidenced by a Guarantee of the Securities;

            (2) any Indebtedness of such Guarantor of the Securities owing to the Company or to a Subsidiary of the Company;

            (3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

            (4) trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

            (5) Indebtedness represented by Disqualified Stock;

            (6) any liability for federal, state, local or other taxes owed or owing by such Guarantor of the Securities;

            (7) that portion of any Indebtedness incurred in violation of this Indenture;

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor of the Securities; and

            (9) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor of the Securities.

            "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "incur" means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

            "Indebtedness" means with respect to any Person, without duplication,

            (1) the principal amount of all obligations of such Person for borrowed money,

            (2) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

            (3) all Capitalized Lease Obligations of such Person,

            (4) all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business),

            (5) all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker's acceptance,

            (6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

            (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,

            (8) all obligations under currency agreements relating to currency swap agreements and interest swap agreements of such Person, and

            (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

            For purposes hereof, (1) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock, and (2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.04. The amount of Indebtedness of any Person at any date shall be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a participant of DTC, Euroclear or Clearstream.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

            "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

            "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms. For the purposes of Section 4.03,

            (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and

            (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

            If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed.

            "Issue Date" means the original date of issuance of the Securities.

            "Joint Venture" means any Person (other than a Subsidiary of the Company) engaged in a Related Business with respect to which at least 35% of such Person's outstanding Capital Stock is owned directly or indirectly by the Company.

            "Legal Defeasance" has the meaning set forth in Section 8.02.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Liquidated Damages" means the liquidated damages required to be paid by the Company under certain circumstances as set forth in Section 5 of the Registration Rights Agreement.

            "Mandatory Redemption" has the meaning set forth in Section 3.07.

            "Mandatory Redemption Date" means the earliest of (a) November 1, 2000, if the funds in the Escrow Account have not been released to the Company in accordance with the requirements of Section 3(a) of the Escrow Agreement by 11:59 p.m. New York time on the Deadline Date, (b) the 45th day following the termination of the Merger Agreement for any reason or (c) the 45th day following the termination or withdrawal of the Tender Offer prior to acceptance for payment of the Existing Notes, the tender of which represents the Requisite Consents (as defined in the Statement).

            "Mandatory Redemption Event" has the meaning set forth in Section 3.07.

            "Mandatory Redemption Notice" has the meaning set forth in Section 3.07.

            "Mandatory Redemption Price" means 101% of the principal amount of the Securities.

            "Merger Agreement" has the meaning set forth in the definition of "Transactions."

            "Moody's" means Moody's Investor Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

            (a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

            (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

            (c) the amounts of

                  (x) any repayments of debt secured, directly or indirectly, by
            Liens on the assets which are the subject of such Asset Sale and

                  (y) any repayments of debt associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted there-under, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

            (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Cash Proceeds on such date;

            (e) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale;

            (f) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to the payable) in connection with or as a result of such Asset Sale; and

            (g) with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

            Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent

            (1) such proceeds cannot under applicable law be transferred to the United States or

            (2) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

            "Net Proceeds Offer" has the meaning set forth in Section 4.16.

            "Net Proceeds Offer Amount" has the meaning set forth in Section
4.16.

            "Net Proceeds Offer Payment Date" has the meaning set forth in
Section 4.16.

            "Net Proceeds Offer Trigger Date" has the meaning set forth in
Section 4.16.

            "New Credit Agreement" means the Credit Agreement to be dated on or about the Acquisition Closing Date between the Company and the lenders thereto including all related notes, collateral documents and guarantees in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

            "Officers' Certificate" means a certificate signed by two Officers of the Company.

            "Olivetti Letter Agreement" means the Letter Agreement, dated as of May 18, 2000, between Olivetti S.p.A. and the Company.

            "Olivetti Preferred Stock" means up to $115.5 million aggregate liquidation preference of the Company's Series A Convertible Preferred Stock or any other Qualified Capital Stock issued pursuant to or in satisfaction of (1) the commitments under the Olivetti Letter Agreement and the Letter Agreement, dated as of May 18, 2000, between Tote Holdings, L.P. and the Company, and (2) fees and expenses payable to Ramius Capital Group, LLC in connection with the issuance of Olivetti Preferred Stock contemplated by the agreements set forth in the foregoing clause (1).

            "Opinion of Counsel" means a written opinion from legal counsel which opinion is reasonably acceptable to the Trustee and which counsel may be counsel to or an employee of the Company or counsel to the Trustee.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor of the Securities ranking pari passu with the Securities or a Guarantee of the Securities, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

            "Paying Agent" has the meaning set forth in Section 2.03.

            "Permitted Holders" means Olivetti S.p.A. and its Affiliates.

            "Permitted Indebtedness" means, without duplication,

            (1) the Securities and the Guarantees thereof,

            (2) Indebtedness incurred pursuant to the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $345 million reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (excluding any such required permanent repayment and corresponding permanent commitment reduction to the extent refinanced at the time of payment under a replaced New Credit Agreement) and less the amount of any prepayment made with the proceeds of an Asset Sale in accordance with
      Section 4.16,

            (3) other Indebtedness of the Company and its Subsidiaries outstanding on the Acquisition Closing Date,

            (4) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness,

            (5) Indebtedness under Currency Agreements,

            (6) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6),

            (7) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with Section 4.04 on the date such Indebtedness became Acquired Indebtedness,

            (8) (A) guarantees by Restricted Subsidiaries pursuant to Section
      4.19 or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Company of its Wholly Owned Restricted Subsidiaries' Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture,

            (9) Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or Personal) or equipment or other capital expenditures in the ordinary course of business, in aggregate not to exceed $15 million in any fiscal year of the Company,

            (10) Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations not to exceed $15 million principal amount at any one time outstanding,

            (11) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business,

            (12) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14) or (15) of this definition), including any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided, however, that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold,

            (13) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $20 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Agreement),

            (14) Indebtedness of the Company or any Restricted Subsidiary in respect of the contingent deferred purchase price of any acquired property (including Capital Stock) not to exceed $15 million in aggregate principal amount at any one time outstanding,

            (15) the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (12) of the definition of Permitted Investments, and

            (16) after the Acquisition Closing Date, Indebtedness of a Restricted Subsidiary, not to exceed $20 million in aggregate principal amount incurred to finance the costs associated with construction of a printing facility in the United Kingdom, the acquisition of assets related to such facility, and fees and expenses relating to such financing; provided that the Company applies, or causes a Restricted Subsidiary to apply, an amount equal to the net cash proceeds from the Indebtedness incurred under this clause (16) to the permanent reduction of Indebted-ness (including, in the case of any Indebtedness outstanding under a revolving credit facility, the permanent reduction of amounts that may be reborrowed thereunder by an equivalent amount).

            "Permitted Investments" means

            (1) Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

            (2) cash and Cash Equivalents;

            (3) Investments existing on the Issue Date;

            (4) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and remands thereof;

            (5) so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $2.5 million at any one time outstanding;

            (6) so long as no Default or Event of Default has occurred and is continuing, additional Investments in a Person or Persons principally engaged in a Related Business not to exceed $30 million at any one time outstanding;

            (7) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16;

            (8) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with this Indenture;

            (9) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture;

            (10) so long as no Default or Event of Default has occurred and is continuing, Investments in Joint Ventures not to exceed $10 million at any one time outstanding;

            (11) any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock;

            (12) so long as no Default or Event of Default has occurred and is continuing, the guarantee by the Company of Indebtedness of Joint Ventures not to exceed $10 million in aggregate principal amount at any one time outstanding; and

            (13) so long as no Default or Event of Default has occurred and is continuing, loans to William G. Malloy required to be made by the Company pursuant to the Consulting Agreement made as of May 18, 2000 between the Company and William G. Malloy.

            "Permitted Junior Securities" means

            (1) Qualified Capital Stock of the Company or any Guarantor; or

            (2) debt securities that are subordinated to (a) all Senior Debt or Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt or Guarantor Senior Debt to substantially the same extent as, or to a greater extent than, the Securities and the Guarantees of the Securities are subordinated to Senior Debt and Guarantor Senior Debt, respectively, under this Indenture.

            "Permitted Liens" means

            (1) Liens securing Indebtedness consisting of Capitalized Lease Obligations;

            (2) Liens securing any Senior Debt or Guarantor Senior Debt, including liens securing the New Credit Agreement;

            (3) Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

            (4) Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed $1 million;

            (5) Liens securing Indebtedness incurred pursuant to clauses (9),
      (11), (13) or (14) of the definition of Permitted Indebtedness;

            (6) Liens securing Indebtedness incurred pursuant to clause (16) of the definition of Permitted Indebtedness; and

            (7) Liens created to replace Liens described in clause (3) or (6) above to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the Board of Directors of the Company in good faith.

            "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Securities" has the meaning set forth in Section 2.01.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article II of Regulation S-X under the Securities Act.

            "Pro Rata Share" has the meaning set forth in Section 4.16.

            "Productive Assets" means assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or in a Related Business (including Capital Stock in any such business or Related Business and licenses or similar rights to operate); provided, however, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such business shall be deemed to be Productive Assets.

            "Purchase Agreement" means the purchase agreement dated as of August 3, 2000 by and among the Company, the Guarantors and the Initial Purchasers.

            "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

            "Record Date" means the applicable Record Date (whether or not a Business Day) specified in the Securities.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

            "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

            "Registrar" has the meaning set forth in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Global Security" has the meaning set forth in Section 2.01.

            "Related Business" means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

            "Responsible Officer" means, when used with respect to the Trustee, any officer in the Corporate Trust Administration department at the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer, assistant trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payment" has the meaning set forth in Section 4.03.

            "Restricted Period" means 40 days after the later of commencement of the offering of the Securities and the Issue Date.

            "Restricted Global Security" has the meaning set forth in Section 2.01.

            "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's, A division of the McGraw-Hill Companies, and its successors.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property; provided, however, that a Sale and Leaseback Transaction shall not include a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $1,000,000 (a "De Minimis Transaction") so long as the aggregate consideration (exclusive of indemnities) received by the Company or its Restricted Subsidiaries from all De Minimis Transactions does not exceed an aggregate of $10,000,000.

            "Scientific Games" means Scientific Games Holdings Corp.

            "Scientific Games Acquisition" has the meaning set forth in the definition of "Transactions."

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "Securities Intermediary" means The Bank of New York, or any successor securities intermediary under the Escrow Agreement.

            "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of the Company under the New Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Senior Debt" shall not include

            (1) Indebtedness evidenced by the Securities;

            (2) any Indebtedness of the Company to a Subsidiary of the Company;

            (3) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

            (4) trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

            (5) Indebtedness represented by Disqualified Stock;

            (6) any liability for federal, state, local or other taxes owed or owing by the Company;

            (7) that portion of any Indebtedness incurred in violation of this Indenture;

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company; and

            (9) any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

            "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

            "Statement" has the meaning set forth in the definition of "Tender Offer."

            "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Surviving Entity" has the meaning set forth in Section 5.01.

            "Tender Offer" means the Company's offer to purchase for cash, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated July 24, 2000 (as it may be supplemented and amended from time to time, the "Statement") and in the related Consent and Letter of Transmittal (as it may be supplemented and amended from time to time), all of the outstanding Existing Notes.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, or as the TIA may otherwise be amended from time to time.

            "Transactions" means (1) the acquisition of Scientific Games pursuant to the Agreement and Plan of Merger, dated as of May 18, 2000 (as the same may hereafter be amended, the "Merger Agreement"), by and among the Company Corporation, ATX Enterprises Inc. and Scientific Games Holdings Corp. (the "Scientific Games Acquisition"), (2) the execution and delivery of the New Credit Agreement and the anticipated borrowing of approximately $280 million thereunder in connection with the consummation of the Scientific Games Acquisition, (3) the issuance of Olivetti Preferred Stock for aggregate net cash proceeds of approximately $110 million, (4) the issuance of Olivetti Preferred Stock to Affiliates of Ramius Capital Group, LLC in satisfaction of up to $5.5 million of fees and expenses payable in connection with the issuance and sale of the Olivetti Preferred Stock, and (5) the application of approximately $213 million to the repayment of existing Indebtedness of the Company and Scientific Games.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" of any Person means

            (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that

            (x) the Company certifies to the Trustee that such designation complies with Section 4.03 and

            (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by Section 4.03 and Section 4.04.

            The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

            (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 and

            (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

            Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations of and obligations guaranteed by the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

            (a) the then outstanding aggregate principal amount of such Indebtedness into

            (b) the sum of the total of the products obtained by multiplying

                  (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                  (2) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

      SECTION 1.02. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and, in each case, not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (2) "or" is not exclusive;

            (3) words in the singular include the plural, and words in the plural include the singular;

            (4) provisions apply to successive events and transactions; and

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

      SECTION 2.01. Form and Dating.

            The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall show the date of its issuance. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit H hereto.

            The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Securities offered and sold in their initial distribution to Qualified Institutional Buyers in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be initially issued in the form of Global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A, with such applicable legends as are provided for in Exhibit A and Exhibit C.

            Securities offered and sold in their initial distribution to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more Global Securities (collectively, and together with their successor securities, the "Restricted Global Security") which shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Security, as hereinafter provided in Section 2.06.

            Securities offered and sold in offshore transactions in reliance on Regulation S shall initially be in the form of one or more temporary registered, global book-entry Global Securities (collectively, and together with their successor securities, the "Regulation S Global Security") which shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or Clearstream. The aggregate principal amount of the Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the later of (a) the offering date and (b) the date of this Indenture; provided that promptly after the occurrence of the date described in clause (a), the Company shall give written notice thereof to the Trustee, identifying therein the day on which the Restricted Period expires.

      SECTION 2.02. Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Series A Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $150,000,000, and (ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

      SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 45 days notice to the Company.

      SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it in a separate trust. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

      SECTION 2.05. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee by each Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list (subject to Section 7.01 hereof) may be conclusively relied upon by the Trustee.

      SECTION 2.06. Transfer and Exchange.

            (a) An entire Global Security may be exchanged for Certificated Securities if (i) the Company delivers to the Trustee notice from DTC that (x) it is unwilling or unable to continue as Depositary for the Global Securities and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) that DTC has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Securities or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Securities. In addition, beneficial interests in a Global Security may, subject to the restrictions on the transferability of the Securities set forth herein and upon delivery of a certificate in the form of Exhibit D, be exchanged for Certificated Securities upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository (in accordance with the Depository's customary procedures) and will bear the applicable legends set forth in Exhibit A. The

Company shall duly execute and deliver to the Trustee upon request Certificated Securities for such purpose.

            (b) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article Two. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Two or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Company shall execute and the Trustee shall, subject to this Article Two, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in paragraph (n) below, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Two if such order, direction or request is given or made in accordance with the Applicable Procedures.

            (c) Subject to the provisions in the legends required by this Indenture, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture.

            (d) Neither Agent Members nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Con-ditions Governing Use of Euroclear," and the "Management Regulations" and "Instructions to Participants" of Clearstream, respectively, shall be applicable to such Global Security.

            (e) Upon presentation for transfer or exchange of any Security at the office of the Trustee, as Registrar, located in The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to holders of Securities, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Security), executed by the registered Holder, in person or by such Holder's attorney thereunto duly authorized in writing, and upon compliance with this Section 2.06, such Security shall be transferred upon the Register, and a new Security shall be authenticated and issued in the name of the transferee. Notwithstanding any provision to the contrary herein or in the Securities, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 2.06, shall only be made in accordance with this
Section 2.06. Transfers and exchanges subject to this Section 2.06 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.06.

            (f) General. A Global Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC, or its nominee in certain limited circumstances as described below, and no such transfer to any such other Person may be registered; provided, however, that this paragraph (f) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this paragraph (f) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.06.

            (g) Restricted Global Security to Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this paragraph (g). Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit E signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall reduce the principal amount of a Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount.

            (h) Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Regulation S Global Security at any time wishes after the expiration of the Restricted Period to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Appli-cable Procedures, only in accordance with this paragraph (h). Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Regulation S Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit F signed by or on behalf of the holder of such beneficial interest in the Regulation S Global Security, the Trustee, as Registrar, shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount.

            (i) Non-Global Restricted Security to Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this paragraph
(i). Upon receipt by the Trustee, as Registrar, of (A) such Restricted Security and written instructions given by or on behalf of such Holder directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit G-1 hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or Exhibit G-2 hereto, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to paragraph (j) below, cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in this Section 2.06 and increase the principal amount of the Restricted Global Security or Regulation S Global Security, as the case may be, by the specified principal amount.

            (j) Other Exchanges. Securities that are not Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of paragraphs (f) through (i) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A under the Securities Act, Rule 144 under the Securities Act or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee. The Trustee shall be entitled to request in writing and receive, from time to time, instructions as to such procedures adopted or approved by the Company.

            (k) When Certificated Securities are presented to the Registrar with a request to register the transfer of such Certificated Securities or to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or ac-companied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Securities at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.05). The Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period between
(a) the date the Trustee receives notice of a redemption from the Company and the date the Securities to be redeemed are selected by the Trustee or (b) a record date and the next succeeding Interest Payment Date or (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part. The Company is not required to transfer or exchange: (i) any Security selected for redemption or tendered, or (ii) any Security during the period between (a) the date of mailing by the Company of a notice of a redemption and the date the Securities to be redeemed are selected by the Trustee or (b) a record date and the next succeeding Interest Payment Date.

            (l) If a Series A Security is a Restricted Security and a Certificated Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee (by completing the transferee certificate in the form of Exhibit G-1 or G-2 hereto, as applicable) to arrange for such Series A Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

            (m) Upon any exchange provided for in Section 2.06(a), the Company shall execute and the Trustee shall authenticate and deliver to the Person specified by the Depository a new Certificated Security registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security. Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

            (n) Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered in the name of a Person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company Order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Series A Securities of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Series A Securities registered in the names of, authenticated and delivered to, such Persons as the Trustee or the Depository, as the case may be, shall direct.

            (o) Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and bear the legend specified in Exhibit C.

            (p) Neither the Trustee, the Registrar, any Paying Agent, the Company nor any Guarantor shall have any responsibility or liability for the accuracy of the books and records of, or for any actions or omissions of, the Depository, Euroclear, Clearstream or any Agent Member.

            (q) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA, the Internal Revenue Code of 1986 or the Investment Company Act of 1940; provided, however, that if a certificate is specifically required by the express terms of this
Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Security, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not conform.

      SECTION 2.07. Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and Company's requirements are met. If required by the Trustee or the Company, such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Guarantors, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

      SECTION 2.08. Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee has received notice are so owned shall be disregarded.

            The Trustee may require an Officers' Certificate listing Securities owned by the Company or its Affiliates.

      SECTION 2.10. Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

      SECTION 2.11. Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation, in accordance with its customary practices. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

      SECTION 2.12. Defaulted Interest.

            The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities. Interest will be computed on the basis of a

360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

            If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee (or cause the Trustee to mail) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular Record Date for the Interest Payment Date for which interest has not been paid.

            Notwithstanding the foregoing, the Company may make payment of defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities may be listed.

      SECTION 2.13. CUSIP Number.

            The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

      SECTION 2.14. Deposit of Moneys.

            Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

      SECTION 2.15. Liquidated Damages Under Registration Agreement.

            Under certain circumstances, the Company shall be obligated to pay Liquidated Damages to the Holders, all as set forth in Section 5 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference. References in this Indenture to payments of interest shall be deemed to include payments of Liquidated Damages.

                                  ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01. Notices to Trustee.

            If the Company elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

      SECTION 3.02. Selection of Securities To Be Redeemed.

            In the event that less than all of the Securities are to be redeemed at any time pursuant to the optional redemption provisions of Paragraph 5 or Paragraph 6 of the Securities, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in such manner as complies with applicable law; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a redemption is made with the proceeds of an Equity Offering pursuant to Paragraph 6 of the Securities, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

      SECTION 3.03. Notice of Optional Redemption.

            In the case of an optional redemption pursuant to the provisions of Paragraph 5 or Paragraph 6 of the Securities, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

            (8) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

      SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 or Section 3.07, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

      SECTION 3.05. Deposit of Redemption Price.

            On or before 10:00 a.m. New York Time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent or Trustee shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment when due of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

      SECTION 3.06. Securities Redeemed in Part.

            Upon surrender and cancellation of a Security that is to be redeemed in part only, the Trustee shall authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

      SECTION 3.07. Special Mandatory Redemption.

            In the event that (x) the funds in the Escrow Account have not been released to the Company (or its designee) in accordance with the requirements of
Section 3(a) of the Escrow Agreement by 11:59 p.m. New York Time on the Deadline Date, (y) the Merger Agreement has been terminated on or before the Deadline Date or (z) the Tender Offer is terminated or withdrawn prior to acceptance for payment of Existing Notes, the tender of which represents the Requisite Consents (each of the events referred to in the preceding clauses (x), (y) and (z) being herein sometimes referred to as a "Mandatory Redemption Event"):

            (i) The Company shall notify the Trustee and the Securities Intermediary in writing on the next succeeding Business Day after a Mandatory Redemption Event that the Company will redeem the Securities on a specified Redemption Date no later than the Mandatory Redemption Date at the Mandatory Redemption Price plus accrued and unpaid interest to the Redemption Date (the "Mandatory Redemption").

            (ii) Within two Business Days after a Mandatory Redemption Event, the Company shall mail a notice (the "Mandatory Redemption Notice") by first class mail, postage prepaid, to each Holder at its registered address. The Mandatory Redemption Notice shall be mailed at least 10 days (or 30 days if legally required by DTC) but not more than 45 days before the Redemption Date. At the Company's request, the Trustee shall give the Mandatory Redemption Notice in the Company's name and at the Company's expense. The Mandatory Redemption Notice shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

                  (1) the Redemption Date;

                  (2) the Mandatory Redemption Price and the amount of accrued interest to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed; and

                  (6) the Securities are to be redeemed pursuant to this Section
            3.07.

            (iii) On or before 10:00 a.m. New York Time on the Redemption Date for a Mandatory Redemption, the Company shall deposit with the Paying Agent an amount of funds such that on the Redemption Date the Paying Agent shall have sufficient immediately available funds (including funds made available under the Escrow Agreement) to pay the Mandatory Redemption Price plus accrued and unpaid interest to the Redemption Date for all outstanding Securities. The Paying Agent or Trustee shall promptly return to the Company any amount so deposited which is not required for that purpose.

                                  ARTICLE FOUR

                                    COVENANTS

      SECTION 4.01. Payment of Securities.

            The Company will pay the principal of and interest on the Securities in the manner provided in the Securities and in this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. Interest including defaulted interest and Liquidated Damages, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

      SECTION 4.02. Maintenance of Office or Agency.

            The Company will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02. The Company hereby initially designates the office of the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286 as its office or agency in the Borough of Manhattan, The City of New York where presentations and surrenders may be made and notices or demands may be served on the Company.

      SECTION 4.03. Limitation on Restricted Payments.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

            (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

            (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

            (c) make any Restricted Investment (other than Permitted
      Investments)

            (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

            (1) a Default or an Event of Default shall have occurred and be continuing,

            (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.04, or

            (3) the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (4) and (5) of the following paragraph) shall exceed the sum of

                  (x) 50% of the cumulative Consolidated Net Income, or if
            cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned subsequent to November 1, 2000 and on or prior to the last day of the most recent fiscal quarter for which financial statements are available and have been delivered to the Trustee as provided under Section 4.10, treating such period as a single accounting period, plus

                  (y) 100% of the aggregate net cash proceeds in excess of $35 million received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Acquisition Closing Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness; provided that for the purposes of this clause (y), the retirement and cancellation of the Company's 5.5% Convertible Subordinated Debentures due 2001 in exchange for the issuance of Additional Capital Stock shall be deemed to constitute net cash proceeds from the issuance and sale of Qualified Capital Stock to the extent of the aggregate principal amount of the Company's 5.5% Convertible Subordinated Debentures due 2001 so retired and canceled, plus

                  (z) with respect to Restricted Investments made after the
            Issue Date, the net reduction of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of the next paragraph)

                        (a) any disposition of any such Restricted Investments
                  sold or otherwise liquidated or repaid, to the extent of the net cash proceeds received by the Company or a Restricted Subsidiary,

                        (b) cash dividends or repayments of loans or advances in
                  cash to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

                        (c) a Person becoming a Restricted Subsidiary, to the
                  extent of the Company's portion (proportionate to the Company's equity interest in such Person) of the fair market value of the net assets of such Person;

provided, that in no event shall the net reduction in Restricted Investments attributable to any particular Restricted Investment exceed the amount of such Restricted Investment on the date originally made;

provided, further, that any net reduction in Restricted Investments pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that such net reduction in Restricted Investments is not included in the Company's Consolidated Net Income.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit

            (1) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

            (2) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or the making of a Restricted Investment, either

                  (a) in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

                  (b) through the application of the net proceeds of a
            substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock;

            (3) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amount of cash expended by the Company pursuant to this clause (3) does not exceed $5 million plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, the net reduction of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3)(z) of the previous paragraph)

                  (a) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds received by the Company or a Restricted Subsidiary,

                  (b) cash dividends or repayments of loans or advances in cash to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

                  (c) a Person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such Person) of the fair market value of the net assets of such Person;

      provided, that in no event shall the net reduction in Restricted Investments attributable to any particular Restricted Investment exceed the amount of such Restricted Investment on the date originally made; provided, further, that any net reduction in Restricted Investments pursuant to this clause (3) shall only be included in the calculation required by this clause (3) to the extent that such net reduction in Restricted Investments is not included in the Company's Consolidated Net Income;

            (4) the repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise of stock options to acquire Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof; and

            (5) the acquisition of Restricted Investments of Scientific Games outstanding on the Acquisition Closing Date upon consummation of the Scientific Games Acquisition in connection therewith.

            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2)(b) and (3) of this paragraph shall be included in such calculation.

      SECTION 4.04. Limitation on Incurrence of Additional Indebtedness.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0 prior to August 15, 2002 and 2.25 to 1.0 thereafter.

            Neither the Company nor any Guarantor will, directly or indirectly, in any event incur any Indebtedness which, by its terms or by the terms of any agreement governing such Indebtedness, is both subordinated pursuant to its terms in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, and senior in right of payment to the Securities or any such Guarantor's Guarantee, as the case may be.

      SECTION 4.05. Corporate Existence.

            Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Subsidiaries in accordance with the respective organizational documents of the Company or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Company and each of the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of the Subsidiaries, taken as a whole.

      SECTION 4.06. Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Subsidiaries or upon the income, profits or property of it or any of the Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been taken or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

      SECTION 4.07. Maintenance of Properties and Insurance.

            (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of the Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Indenture.

            (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumen-tality thereof, in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

      SECTION 4.08. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such Obligation and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status in reasonable detail. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered to the Trustee pursuant to Section 4.10 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) So long as any of the Securities are outstanding, if any Default or Event of Default has occurred and is continuing, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within 30 Business Days of its becoming aware of such occurrence.

      SECTION 4.09. Compliance with Laws.

            The Company will comply, and will cause each of the Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

      SECTION 4.10. Commission Reports.

            (a) The Company promptly will deliver to the Trustee, but in any event no later than 15 days after it files with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission all information, documents and reports required to be filed with the Commission to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA ss. 314(a).

            (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders.

            (c) For so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

            (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 4.11. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.12. Limitations on Transactions with Affiliates.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "Affiliate Transaction"), other than

            (x) Affiliate Transactions permitted under the next paragraph and

            (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate;

provided, however, that for a transaction or series of related transactions with an aggregate value of $2 million or more

            (1) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or

            (2) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking firm selected by the Company, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary;

and provided, further, that for a transaction or series of related transactions with an aggregate value of $10 million or more,

            (1) such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company and

            (2) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking firm selected by the Company, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

            The foregoing restrictions shall not apply to

            (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

            (2) transactions between or among the Company and any of its Restricted Subsidiaries so long as no portion of the minority interest in such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company or directors or officers of such Subsidiary that hold stock of such Subsidiary to the extent that local law re-quires a resident of such jurisdiction to own stock of such company) or between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture;

            (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

            (4) Permitted Investments and Restricted Payments permitted by this Indenture;

            (5) commercially reasonable transactions between the Company or a Restricted Subsidiary and any Joint Venture in the ordinary course of business that have been determined by the Board of Directors of the Company to comply with clause (y) of the first paragraph above; and

            (6) any agreement of Scientific Games or its Subsidiaries as in effect on the Acquisition Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Acquisition Closing Date.

      SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                    Affecting Subsidiaries.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

            (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

            (b) make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

            (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

            except for such encumbrances or restrictions existing under or by reason of:

            (1) applicable law and agreements with governmental authorities with respect to assets located in their jurisdiction,

            (2) the Securities, this Indenture or any Guarantee,

            (3) (A) customary provisions restricting (1) the subletting or assignment of any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock,

            (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $50,000, and, in each case, the monetary proceeds thereof,

            (5) any agreement or instrument governing Senior Debt or Guarantor Senior Debt, including the New Credit Agreement,

            (6) any agreement or instrument governing Indebtedness incurred pursuant to clause (9), (13) or (16) of the definition of Permitted Indebtedness,

            (7) restrictions on the transfer of assets subject to any Lien permitted under this Indenture,

            (8) restrictions imposed by any agreement to sell assets not in violation of this Indenture to any Person pending the closing of such sale,

            (9) customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries and joint ventures,

            (10) Indebtedness of a Person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by Section 4.04; provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the Holders of the Securities,

            (11) the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided (A) such other Indebtedness is permitted under this Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the Holders of the Securities, or

            (12) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (2), (4) and (5) above or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions of the Indebtedness being refinanced.

      SECTION 4.14. Limitation on Liens.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien securing Indebtedness upon any of their properties and assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

      SECTION 4.15. Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or a portion of such Holder's Securities, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

            (b) Prior to the mailing of the notice described in paragraph (c) below, but in any event within 30 days following any Change of Control, the Company covenants to

            (1) repay in full and terminate all commitments under Indebtedness under the New Credit Agreement and all other Senior Debt, the terms of which require repayment upon a Change of Control or offer to repay in full, and terminate all commitments under all Indebtedness under the New Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or

            (2) obtain the requisite consents under the New Credit Agreement and all such other Senior Debt to permit the purchase of the Securities as provided below.

The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with this Section
4.15 shall constitute an Event of Default described in clause (c) and not in clause (b) of Section 6.01.

            (c) Within 30 days following the date upon which a Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control offer to purchase (the "Change of Control Offer"). The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York time on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered (in integral multiples of $1,000) pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

      SECTION 4.16. Limitation on Asset Sales.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

            (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by the Company's Board of Directors,

            (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary exclusive of indemnities, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c), not to exceed $5 million, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for the purposes of this clause (2) and

            (3) upon the consummation of an Asset Sale, the Company shall apply directly or through a Restricted Subsidiary, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to repay Sen-ior Debt (and in the case of any Indebtedness outstanding under a revolving credit facility, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the Net Cash Proceeds received in respect thereof, (B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) and (3)(B);

provided that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount multiplied by a fraction, the numerator of which is the aggregate principal amount of Securities then outstanding and the denominator of which is the sum of the aggregate principal amount of Securities and Pari Passu Indebtedness then outstanding (the "Pro Rata Share"), at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued interest to the date of repurchase.

            Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of Securities tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Share, the Company or any Guarantor may use such amount for general corporate purposes. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

            Notwithstanding the first two paragraphs of this Section 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

            (1) at least 75% of the consideration for such Asset Sale constitutes Productive Assets
            and

            (2) such Asset Sale is for fair market value, as determined in good faith by the Company's Board of Directors; provided that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this Section 4.16.

            In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

            Notice of a Net Proceeds Offer shall be mailed, by first-class mail, by the Company to Holders of Securities at their last registered address not less than 30 days nor more than 60 days before the Net Proceeds Offer Payment Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to this
      Section 4.16, that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

            (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer promptly shall be returned by the Trustee to the Company.

            If an offer is made to repurchase the Securities pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and obligations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

      SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

            The Company will not permit any of its Restricted Subsidiaries that are not Guarantors of the Securities to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor of the Securities.

      SECTION 4.18. Limitation on Sale and Leaseback Transactions.

            The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company and any Guarantor may enter into a Sale and Leaseback Transaction if

            (1) the Company or such Guarantor could have

                  (a) incurred Indebtedness in an amount equal to the
            Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.04 and

                  (b) incurred a Lien to secure such Indebtedness pursuant to
            Section 4.14,

            (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction and

            (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Guarantor applies the proceeds of such transaction with, Section 4.16.

      SECTION 4.19. Limitation of Guarantees by Restricted Subsidiaries.

            The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company, other than

            (A) Indebtedness incurred in reliance on clauses (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries) and (13) of the definition of Permitted Indebtedness or under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness, or

            (B) Interest Swap Obligations incurred in reliance on clause (4) of the definition of Permitted Indebtedness,

unless, in any such case

            (a) such Restricted Subsidiary has executed and delivered or executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary in the form required by this Indenture and

            (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guaran-tee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness shall be similarly subordinated to the Guarantee of the Securities.

            Any Guarantee of the Securities by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

            (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee of the Securities was executed and delivered pursuant to the preceding paragraph; or

            (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that

                  (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and

                  (b) such assumption, guarantee or other liability of such
            Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

      SECTION 4.20. Escrow of Proceeds of Securities on Issue Date.

            On the Issue Date the Company will enter into the Escrow Agreement and deposit (or cause to be deposited) into the Escrow Account $150,000,000 in cash and will provide to the Trustee a Letter of Credit (as such term is defined in the Escrow Agreement) in the face amount of $2,029,650. On or before the first day of each month that the funds in the Escrow Account have not been released to the Company in accordance with the requirements of Section 3(a) of the Escrow Agreement, the Company will (a) deposit cash into the Escrow Account, or (b) cause a Letter of Credit to be issued or cause the face amount of an existing Letter of Credit then held by the Trustee to be increased, in either case, in the amount and according to the procedures set forth in Section 2(b)(ii) of the Escrow Agreement. The Trustee is authorized and directed to execute and deliver the Escrow Agreement and to perform its duties and obligations thereunder.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

      SECTION 5.01. Merger, Consolidation and Sale of Assets.

            The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

            (1) either (A) the Company or a Restricted Subsidiary of the Company shall be the surviving or continuing corporation or (B) the Person, if other than the Company or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 4.04;

            (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

            (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

            For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly Owned Subsidiary that is a Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the

Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such and the Company shall be relieved of all of its obligations and duties under this Indenture and the Securities.

            Each Guarantor, other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture, will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

            (1) the entity formed by or surviving any such consolidation or merger, if other than the Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

            (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

            (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this
      Section 5.01.

            Any merger or consolidation of a Guarantor with and into the Company, with the Company being the surviving entity, or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this
Section 5.01.

      SECTION 5.02. Successor Corporation Substituted.

            Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, in which the Company is not the surviving Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company therein. When a successor corpo-ration assumes all of the Obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such Obligations.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default.

            An "Event of Default" means any of the following events:

            (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

            (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer;

            (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 45 days after the Company receives written notice specifying the default, and demanding that such default be remedied, from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

            (d) the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary, other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10 million or more at any time;

            (e) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (f) the Company or any of its Significant Restricted Subsidiaries
      (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

            (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is held in a judicial processing to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Guarantors denies its liability under its Guarantee, other than by reason of release of a Guarantor in accordance with the terms of this Indenture;

            (i) following the consummation of the Scientific Games Acquisition and the Transactions to be consummated concurrently therewith, the Company fails to issue Additional Capital Stock for net cash proceeds of at least $35 million on or before August 15, 2001; provided that for the purposes of this clause (i), the retirement and cancellation of the Company's 5.5% Convertible Subordinated Debentures due 2001 in exchange for the issuance of Additional Capital Stock shall be deemed to constitute net cash proceeds from the issuance and sale of Additional Capital Stock to the extent of the aggregate principal amount of the Company's 5.5% Convertible Subordinated Debentures due 2001 so retired and canceled; or

            (j) the failure to (i) deposit cash into the Escrow Account or (ii) cause a Letter of Credit (as such term is defined in the Escrow Agreement) to be issued or cause the face amount of an existing Letter of Credit then held by the Trustee to be increased, in either case in the amount and at the time required pursuant to the terms of Section 2(b)(ii) of the Escrow Agreement, and the default continues for a period of 10 days.

      SECTION 6.02. Acceleration.

            If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Guarantees.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

      SECTION 6.05. Control by Majority.

            The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

      SECTION 6.06. Limitation on Suits.

            A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee in its sole judgment, against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer described in clause (3) above; and

            (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

      SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

      SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, the Subsidiaries, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

      SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their reasonable collection costs;

            Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Fourth: to the Company.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

      SECTION 6.11. Undertaking for Costs.

            Each party to this Indenture agrees and each Holder of any Security by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Company, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

      SECTION 6.12. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holders, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

      SECTION 7.01. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are expressly and specifically set forth in this Indenture or the TIA and no covenants, duties or obligations whatsoever shall be implied under this Indenture that are adverse to the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 14.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or it does not receive an indemnity that is, in its sole discretion, adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

            (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be accountable for the use of any of the Securities delivered hereunder or the proceeds thereof.

      SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Sections 14.04 and 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

      SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (other than the certificate of authentication of the Trustee), it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

      SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have actual knowledge or actual notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default. The Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

      SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after August 15 of each year, beginning with August 15, 2001, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

      SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder (which shall be agreed to from time to time in writing by the Company and the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon written request for all reasonable and documented disbursements, expenses and advances (including reasonable and documented fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

            The Company shall indemnify the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. At the Trustee's reasonable discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses and the compensation for the services shall be paid to the extent allowable under any Bankruptcy Law. The Company's Obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's Obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

      SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section 7.08. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify in writing each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's Obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

      SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

      SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), 310(a)(2), if applicable, and 310(a)(5). The Trustee shall be a commercial bank with trust powers or a trust company, which shall have (or, in the case of a financial institution, commercial bank with trust powers or a trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authorities, so long as any of the Securities are outstanding. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

      SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, and any other obligor of the Securities.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 8.01. Termination of the Company's Obligations.

            The Company may terminate all of its obligations under this Indenture (except as provided below) when

            (i) all outstanding Securities theretofore authenticated have been delivered to the Trustee for cancellation and the Company has paid or caused to be paid all sums payable under this Indenture by the Company or

            (ii) the Company has called for redemption pursuant to this Indenture all of the Securities under the arrangements and by depositing the amounts described in Section 8.03(a), the conditions in clauses (i) and (ii) of the proviso to Section 8.03(a) have been satisfied and the certificate and opinion described in Section 8.03(g) have been delivered.

            Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            Notwithstanding the first paragraph of this Section 8.01, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05
and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Company's and Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

      SECTION 8.02. Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

            (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal

Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08 and 4.02, (iii) the rights, obligations and immunities of the Trustee under this Indenture and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

            (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its Obligations under the covenants contained in Sections 4.03, 4.04 and 4.12 through 4.19 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(h) and 6.01(i) shall not constitute Events of Default.

      SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) to the outstanding Securities:

            (a) the Company irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all Federal, state or local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities; provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee; and (ii) the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

            (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

            (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax at the same amounts and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Securities concurrently with such incurrence);

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with or waived.

            Notwithstanding the foregoing, the Opinion of Counsel required by clauses (b), (c) and (f) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

      SECTION 8.04. Application of Trust Money.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.05. Repayment to the Company.

            Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law abandoned property designates another Person.

      SECTION 8.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01. Without Consent of Holders.

            The Company and the Trustee, together, may amend or supplement this Indenture, the Securities or the Escrow Agreement without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, defect or inconsistency so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any Holders in any material respect;

            (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein, in the Escrow Agreement and in the Securities;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Securityholders hereunder;

            (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (6) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder in any material respect; or

            (7) to provide for issuance of the Series B Securities, which will have terms substantially identical in all material respects to the Series A Securities (except that the transfer restrictions contained in the Series A Securities will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Series A Securities as a single issue of securities;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

      SECTION 9.02. With Consent of Holders.

            Subject to Section 6.07, the Company and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount unless a greater principal amount is specified herein of the outstanding Securities, may amend or supplement this Indenture, the Securities or the Escrow Agreement, without notice to any other Securityholders. Subject to
Section 6.07, the Holder or Holders of a majority in aggregate principal amount unless a greater principal amount is specified herein of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

            (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (4) make any Securities payable in money other than that stated in the Securities;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Securities);

            (6) modify or change any provision of this Indenture or the related definitions that adversely affects the ranking of the Securities or the Guarantees; or

            (7) make any change to Section 3.07 or 4.20 hereof or Section 3(b) of the Escrow Agreement which would adversely affect the rights of any Holders.

            In addition, following the occurrence of a Change of Control or an Asset Sale (if the Company is obligated to make and consummate a Net Proceeds Offer as a result of such Asset Sale), as the case may be, without the consent of Holders of at least 75% of the outstanding aggregate principal amount of Securities, an amendment, supplement or waiver may not make any change to the Company's obligations to make and consummate the required Change of Control Offer or Net Proceeds Offer, as the case may be, or modify any of the provisions or definitions with respect thereto.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall or shall cause the Trustee to mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

      SECTION 9.03. Compliance with TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

      SECTION 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders af-ter such record date. No such consent shall be valid or effective for more than 90 days after such record date.

      SECTION 9.05. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 9.06. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms (subject to customary exceptions).

                                   ARTICLE TEN

                           SUBORDINATION OF SECURITIES

      SECTION 10.01. Securities Subordinated to Senior Debt.

            The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Ten; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest and Liquidated Damages, if any, on the Securities by the Company shall, to the extent and in the manner set forth in this Article Ten, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

      SECTION 10.02. No Payment on Securities in Certain Circumstances.

            (a) No direct or indirect payment by or on behalf of the Company of principal of or interest or Liquidated Damages, if any, on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Asset Sale Offer or Change of Control Offer or otherwise, shall be made to the Holders of Securities (except that Holders of Securities may receive and retain (I) payments made from the defeasance trust described under Article Eight and (II) payments made from the Escrow Account or from the proceeds of any drawing under any letter of credit pursuant to the Escrow Agreement) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Senior Debt are paid in full; payments on the Securities shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Payment Blockage Period"), unless the maturity of any Designated Senior Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

            Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

      SECTION 10.03. Payment Over of Proceeds upon Dissolution, etc.

            (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, an assignment for the benefit of creditors or any marshaling of the Company's assets, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest or Liquidated Damages, if any, on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (except that the Holders may receive and retain (I) Permitted Junior Securities, (II) payments made from the defeasance trust described under Article Eight and (III) payments made from the Escrow Account or from the proceeds of any drawing under any letter of credit pursuant to the Escrow Agreement). Before any payment (other than Permitted Junior Securities or by virtue of the defeasance trust or a Mandatory Redemption described above) may be made by, or on behalf of, the Company of the principal of or interest or Liquidated Damages, if any, on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

            (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 10.03(a) and before all obligations in respect of Senior Debt are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

            The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

      SECTION 10.04. Subrogation.

            Upon the payment in full in cash of all Senior Debt, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and interest and Liquidated Damages, if any, on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment over pursuant to the provisions of this Article Ten to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

            If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

      SECTION 10.05. Obligations of Company Unconditional.

            Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            Without limiting the generality of the foregoing, nothing contained in this Article Ten shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Article Six or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest or Liquidated Damages, if any, on the Securities.

      SECTION 10.06. Notice to Trustee.

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest or Liquidated Damages, if any, on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 10.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 10.07. Reliance on Judicial Order or Certificate of Liquidating
                     Agent.

            Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

      SECTION 10.08. Trustee's Relation to Senior Debt.

            The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 10.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Ten or otherwise.

      SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions
                     of the Company or Holders of Senior Debt.

            No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

      SECTION 10.10. Securityholders Authorize Trustee to Effectuate
                     Subordination of Securities.

            Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the busi-ness and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

      SECTION 10.11. This Article Not to Prevent Events of Default.

            The failure to make a payment on account of principal of, premium or interest or Liquidated Damages, if any, on the Securities by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) or (b) of Section 6.01.

      SECTION 10.12. Trustee's Compensation Not Prejudiced.

            Nothing in this Article Ten shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

      SECTION 10.13. No Waiver of Subordination Provisions.

            Without in any way limiting the generality of Section 10.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

      SECTION 10.14. Subordination Provisions Not Applicable to
                     Collateral Held in Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

            All (i) money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Eight, (ii) funds and securities held in the Escrow Account and (iii) funds that are the proceeds of any drawing under any letter of credit pursuant to the Escrow Agreement shall be for the sole benefit of the Holders and shall not be subject to this Article Ten.

            Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.02, from making payments of principal of and interest and Liquidated Damages, if any, on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Securities and this Indenture as provided in Article Eight, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and Liquidated Damages, if any, on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) or in Section 10.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

      SECTION 10.15. Acceleration of Securities.

            If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Debt of the acceleration.

                                 ARTICLE ELEVEN

                             GUARANTEE OF SECURITIES

      SECTION 11.01. Unconditional Guarantee.

            Each of the Guarantors hereby, jointly and severally and unconditionally guarantees, on a senior subordinated basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of, premium, if any, and interest on the Securities (and any Liquidated Damages payable thereon) shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise subject, however, in the case of (i) and (ii) to the limitations set forth in Section 11.04. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

            Each of the Guarantors hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with re-spect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

            No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

            Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

      SECTION 11.02. Limitations on Guarantees.

            The Obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, will result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

      SECTION 11.03. Execution and Delivery of Guarantee.

            To evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit H herein, shall be endorsed on each Security authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect (unless released in accordance with Section 11.04) notwithstanding any failure to endorse on each Security a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

      SECTION 11.04. Release of a Guarantor.

            (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, as the case may be, in compliance with Section 4.16, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee shall be released, and such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all Obligations under this Indenture and the Securities without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven. Concurrently with the defeasance of the Securities under Article Eight hereof, the Guarantors shall be released from all of their obligations under their Guarantees, this Indenture and the Securities. In addition, a Guarantor's Guarantee will also be released and such Guarantor will also be released from all Obligations under this Indenture and the Securities if such Guarantor (1) is released from any and all guarantees of Indebtedness of the Company and (2) has no other outstanding Indebtedness other than Indebtedness which could be incurred by a Restricted Subsidiary that is not a Guarantor of the Securities on the date of the proposed release of such Guarantor's Guarantee.

            (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and, upon request, an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee endorsed on the Securities and under this Article Eleven.

            Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

      SECTION 11.05. Waiver of Subrogation.

            Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's Obligations under the Securities or this Indenture and such Guarantor's Obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the Obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

      SECTION 11.06. Obligations Continuing.

            Subject to Section 11.04, the Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

      SECTION 11.07. Obligations Reinstated.

            Subject to Section 11.04, the Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

      SECTION 11.08. Waiver.

            Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice or proof of reliance by the Holders upon the Obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations.

      SECTION 11.09. No Obligation To Take Action Against the Company.

            Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under their Guarantees or under this Indenture.

      SECTION 11.10. Default and Enforcement.

            If any Guarantor fails to pay in accordance with Section 11.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations under their Guarantees or under this Indenture.

      SECTION 11.11. Amendment, Etc.

            No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee, other than a release pursuant to Section 11.04.

      SECTION 11.12. Acknowledgment.

            Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

      SECTION 11.13. Costs and Expenses.

            Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

      SECTION 11.14. No Waiver; Cumulative Remedies.

            No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

      SECTION 11.15. Successors and Assigns.

            Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder or thereunder.

      SECTION 11.16. Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Guarantor's Obligations with respect to its Guarantee.

      SECTION 11.17. Future Guarantors.

            The Company shall cause (i) each of Scientific Games Holdings Corp., Scientific Games Finance Corporation, Scientific Games (Greece), Inc., Scientific Games Acquisition Inc., SciGames France Inc., Scientific Games Inc. and Scientific Games Royalty Corporation on the Acquisition Closing Date and
(ii) each of the Company's Restricted Subsidiaries to the extent required by
Section 4.19, in each case, to execute and deliver a Supplemental Indenture and thereby become a Guarantor bound by the Guarantee of the Securities in the form set forth in Article Eleven hereof (without such Guarantor being required to execute and deliver its Guarantee endorsed on the securities); provided that no Subsidiary organized outside the United States of America and no Unrestricted Subsidiary shall be required to become a Guarantor.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

      SECTION 12.01. Guarantee Obligations Subordinated to Guarantor
                     Senior Debt.

            Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by its or his acceptance thereof likewise covenant and agree, that all Guarantees shall be issued subject to the provisions of this Article Twelve; and each person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and premium, if any, interest and Liquidated Damages, if any, on the Securities pursuant to the Guarantee made by or on behalf of such Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Debt of such Guarantor.

      SECTION 12.02. No Payment on Guarantee in Certain Circumstances.

            (a) No direct or indirect payment by or on behalf of any Guarantor of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities, whether pursuant to the terms of the Securities or the Guarantees, upon acceleration, pursuant to an Asset Sale Offer or Change of Control Offer or otherwise, shall be made to the Holders of Securities (except that holders of Securities may receive and retain (I) payments made from the defeasance trust described under Article Eight and (II) payments made from the Escrow Account or from the proceeds of any drawing under any letter of credit pursuant to the Escrow Agreement) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Guarantor Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt that permits holders of the Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a written notice of such other default (a "Guarantor Payment Blockage Notice") from the Company or a Guarantor or the holders of any Designated Guarantor Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Guarantor Senior Debt are paid in full; payments on the Securities shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Guarantor Payment Blockage Period"), unless the maturity of any Designated Guarantor Senior Debt has been accelerated (and written notice of such acceleration has been received by the Trustee).

            Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given and (y) not more than one Guarantor Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Guarantor Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Debt that such prohibited payment has been made, the holders of such Designated Guarantor Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Debt.

      SECTION 12.03. Payment Over of Proceeds upon Dissolution, etc.

            (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of Guarantor Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Guarantor Senior Debt before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or premium, if any, and interest or Liquidated Damages, if any, on the Securities pursuant to its Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (except that Holders may receive and retain (I) Permitted Junior Securities, (II) payments made from the defeasance trust described under Article Eight and (III) payments made from the Escrow Account or from letters of credit issued to the Trustee to support the Company's potential obligation to make a Mandatory Redemption or otherwise pursuant to the Escrow Agreement). Before any payment (other than Permitted Junior Securities or by virtue of the defeasance trust or a Mandatory Redemption described above) may be made by, or on behalf of, any Guarantor of the principal of or premium, if any, and interest or Liquidated Damages, if any, on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any such Guarantor Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

            (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all Obligations in respect of the Guarantor Senior Debt of such Guarantor are paid in full in cash, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of the Guarantor Senior Debt remaining unpaid until all Guarantor Senior Debt has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of any Guarantor Senior Debt; provided that the Trustee shall be entitled to receive from the holders of Guarantor Senior Debt written notice of the amounts owing on the Guarantor Senior Debt.

            The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

      SECTION 12.04. Subrogation.

            Upon the payment in full in cash of all Guarantor Senior Debt of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on Guarantor Senior Debt of such Guarantor until the principal of and premium, if any, and interest and Liquidated Damages, if any, on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of the Guarantor Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Debt of such Guarantor, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defin-ing the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

            If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Guarantor Senior Debt.

      SECTION 12.05. Obligations of Guarantor Unconditional.

            Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guarantees is intended to or shall impair, as between any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, or interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with the terms of its Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Guarantors other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

            Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Debt of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities pursuant to such Guarantor's Guarantee.

      SECTION 12.06. Notice to Trustee.

            The Company and the Guarantors shall give prompt written notice to the Trustee of any fact known to the Company or the Guarantors which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or a Guarantor, or by a holder of Guarantor Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest or Liquidated Damages, if any, on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantors and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Debt to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 12.07. Reliance on Judicial Order or Certificate of
                     Liquidating Agent.

            Upon any payment or distribution of assets or securities of any Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

            SECTION 12.08. Trustee's Relation to Guarantor Senior Debt.

            The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt (except as provided in Section 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article Twelve or otherwise.

      SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions
                     of the Guarantors or Holders of Guarantor Senior Debt.

            No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt.

      SECTION 12.10. Securityholders Authorize Trustee to Effectuate
                     Subordination of Guarantees.

            Each Holder of Securities by its or his acceptance of such Securities authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

      SECTION 12.11. This Article Not to Prevent Events of Default.

            The failure to make a payment on account of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a) or (b) of Section 6.01.

      SECTION 12.12. Trustee's Compensation Not Prejudiced.

            Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

      SECTION 12.13. No Waiver of Guarantee Subordination Provisions.

            Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (c) release any Person liable in any manner for the collection of Guarantor Senior Debt; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

      SECTION 12.14. Payments May Be Paid Prior to Dissolution.

            Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) the Guarantors, except under the conditions described in Section 12.02, from making payments of principal of and premium, if any, and interest and Liquidated Damages, if any, on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Guarantors' obligations under the Securities, the Guarantees and this Indenture, as provided in Article Eight, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and premium, if any, and interest and Liquidated Damages, if any, on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor.

                                ARTICLE THIRTEEN

                                    SECURITY

      SECTION 13.01. Security.

            (a) The Company will, pursuant to the Escrow Agreement, grant a first priority security interest in the Collateral (as such term is defined in the Escrow Agreement) to the Trustee for its benefit and the benefit of the Holders, in order to secure all monetary obligations of the Company under the Securities and any other monetary obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture to the Holders or to the Trustee for the benefit of the Holders. The Company shall comply with its obligations under the Escrow Agreement.

            (b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

            (c) The release of any Collateral pursuant to the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

            (d) The Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to
(i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the monetary obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Escrow Agreement or be prejudicial to the interest of the Holders or of the Trustee).

                                ARTICLE FOURTEEN

                                  MISCELLANEOUS

      SECTION 14.01. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

      SECTION 14.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, by reputable overnight delivery service, or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                           Autotote Corporation
                           750 Lexington Avenue, 25th Floor
                           New York, New York  10022

                           Attention:  Martin E. Schloss, Esq.

                           Facsimile:  (212) 754-2372

                  with a copy to

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York  10022

                           Attention:  Peter Smith, Esq.

                           Facsimile:  (212) 715-8000

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21W
                           New York, New York  10286

                           Attention:  Corporate Trust Trustee Administration

                           Facsimile:  (212) 815-5915

            Each of the Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; one (1) business day after mailing by reputable overnight courier; and five (5) calendar days after mailing if sent by registered mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notice to the Trustee shall be deemed given when actually received by the Trustee.

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 14.03. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

      SECTION 14.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 14.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08(a), shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      SECTION 14.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 14.07. Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      SECTION 14.08. Governing Law.

            THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities or the Guarantees.

      SECTION 14.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 14.10. No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any Obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

      SECTION 14.11. Successors.

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 14.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

      SECTION 14.13. Severability.

            In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                            SIGNATURE PAGES TO FOLLOW

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        THE COMPANY:

                                        AUTOTOTE CORPORATION

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        GUARANTORS:

                                        AUTOTOTE MANAGEMENT CORPORATION

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        AUTOTOTE SYSTEMS, INC.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        AUTOTOTE INTERNATIONAL INC.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President

                                        AUTOTOTE ENTERPRISES INC.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        AUTOTOTE KENO CORPORATION

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        AUTOTOTE LOTTERY CORPORATION

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        ACRA ACQUISITION CORP.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        MARVIN H. SUGARMAN PRODUCTIONS, INC.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President

                                        AUTOTOTE GAMING, INC.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        AUTOTOTE DOMINICANA INC.

                                        By: /s/ Martin E. Schloss
                                            ------------------------------------
                                            Name:  Martin E. Schloss
                                            Title: Vice President


                                        THE TRUSTEE:

                                        THE BANK OF NEW YORK, as Trustee

                                        By: /s/ Julie Salovitch-Miller
                                            ------------------------------------
                                            Name:  Julie Salovitch-Miller
                                            Title: Vice President

                                                                       EXHIBIT A

                           [FORM OF SERIES A SECURITY]

[LEGEND FOR RESTRICTED SECURITY]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AUTOTOTE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO AUTOTOTE CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO AUTOTOTE CORPORATION) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

[LEGEND FOR REGULATION S GLOBAL SECURITY]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS NOTE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH INTEREST HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

                              AUTOTOTE CORPORATION

                        12 1/2% Senior Subordinated Note
                               due 2010, Series A

                                                                      CUSIP No.:
No. [  ]                                                                $[  ]

            AUTOTOTE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to [ ] or registered assigns, the principal sum of $[ ] Dollars, on August 15, 2010.

            Interest Payment Dates: February 15 and August 15.

            Record Dates: February 1 and August 1.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        AUTOTOTE CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

            This is one of the 12 1/2% Senior Subordinated Notes due 2010, Series A, described in the within-mentioned Indenture.

Dated:

                                        THE BANK OF NEW YORK
                                          as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                              (REVERSE OF SECURITY)
                              AUTOTOTE CORPORATION

                        12 1/2% Senior Subordinated Note
                               due 2010, Series A

1. Interest.

            AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing February 15, 2001. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 14, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months or in the case of a partial month, the actual number of days elapsed.

            The Company shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

            Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar or Paying Agent.

4. Indenture.

            The Company issued the Securities under an Indenture, dated as of August 14, 2000 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $150,000,000.

5. Optional Redemption.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 15, 2005, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

Year                                                                  Percentage
----                                                                  ----------

2005.................................................                   106.250%
2006.................................................                   104.167%
2007.................................................                   102.083%
2008 and thereafter..................................                   100.000%

6. Optional Redemption upon Equity Offering.

            At any time, or from time to time, on or prior to August 15, 2003, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the original principal amount of the Securities at a redemption price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that at least 65% of the original principal amount of the Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            As used in the preceding paragraph, "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company.

7. Notice of Optional Redemption.

            Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any to the Redemption Date.

8. Offers to Purchase.

            Sections 4.15 and 4.16 of the Indenture provide that, and upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

9. Special Mandatory Redemption.

            Section 3.07 of the Indenture provides that if a Mandatory Redemption Event (as defined in the Indenture) occurs, the Company will redeem all of the Securities at 101% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption in accordance with the procedures set forth in Section 3.07.

10. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

11. Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

            If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

            The Company may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security in any material respect.

15. Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

16. Subordination.

            The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

17. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

21. Guarantees.

            This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and Obligations thereunder of the Guarantors, the Trustee and the Holders.

22. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24. Registration Rights.

            Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 12 1/2% Senior Subordinated Notes due 2010, Series B, which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Autotote Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attn: Chief Financial Officer.

25.  Governing Laws.

            This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to:

_______________________________________________________________

_______________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _____________________________________, agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated: __________________________       Signed: ________________________________
                                                 (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee:__________________________________________
                          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 |_| Section 4.16 |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $_____________


Date: _________________         Your Signature: ________________________________
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Security)


Signature Guarantee: ___________________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                           [FORM OF SERIES B SECURITY]
                              AUTOTOTE CORPORATION

                        12 1/2% Senior Subordinated Note
                               due 2010, Series B

                                                                      CUSIP No.:
No. [  ]                                                                 $[  ]

            AUTOTOTE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to [ ] or registered assigns, the principal sum of $[ ] Dollars, on August 15, 2010.

            Interest Payment Dates: February 15 and August 15.

            Record Dates: February 1 and August 1

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        AUTOTOTE CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

            This is one of the 12 1/2% Senior Subordinated Notes due 2010, Series B, described in the within-mentioned Indenture.

Dated:

                                        THE BANK OF NEW YORK,
                                          as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                              (REVERSE OF SECURITY)
                              AUTOTOTE CORPORATION

                        12 1/2% Senior Subordinated Note
                               due 2010, Series B

1. Interest.

            AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing February 15, 2001. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 14, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months or in the case of a partial month, the actual number of days elapsed.

            The Company shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest and on overdue installments of interest to the extent lawful as provided in the Indenture.

2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

            Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, act as Registrar or Paying Agent.

4. Indenture.

            The Company issued the Securities under an Indenture, dated as of August 14, 2000 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general Obligations of the Company limited in aggregate principal amount to $150,000,000.

5. Optional Redemption.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 15, 2005, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

Year                                                                 Percentage
----                                                                 ----------

2005.................................................                   106.250%
2006.................................................                   104.167%
2007.................................................                   102.083%
2008 and thereafter..................................                   100.000%

6. Optional Redemption upon Equity Offering.

            At any time, or from time to time, on or prior to August 15, 2003, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the original principal amount of the Securities at a redemption price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that at least 65% of the original principal amount of the Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            As used in the preceding paragraph, "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company.

7. Notice of Optional Redemption.

            Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any to the Redemption date.

8. Offers to Purchase.

            Sections 4.15 and 4.16 of the Indenture provide that, and upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

9. Special Mandatory Redemption.

            Section 3.07 of the Indenture provides that if a Mandatory Redemption Event (as defined in the Indenture) occurs, the Company will redeem all of the Securities at 101% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption in accordance with the procedures set forth in Section 3.07.

10. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

11. Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

            If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

            The Company may be discharged from their Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from their Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security in any material respect.

15. Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

16. Subordination.

            The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full in cash of all Senior Debt, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

17. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

21. Guarantees.

            This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and Obligations thereunder of the Guarantors, the Trustee and the Holders.

22. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture.

24. Governing Law.

            This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to:

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated: __________________________       Signed: ________________________________
                                                 (Sign exactly as name appears
                                                  on the other side of this
                                                  Security)


Signature Guarantee:____________________________________________________________
                          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 |_| Section 4.16 |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $_____________


Date: _______________________   Your Signature: ________________________________
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Security)


Signature Guarantee: ___________________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C

                      FORM OF LEGEND FOR GLOBAL SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AUTOTOTE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors

                                                           _______________, ____

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

      Re: Autotote Corporation (the "Company") Indenture (the "Indenture") relating to 12 1/2% Senior Subordinated Notes due 2010

Ladies and Gentlemen:

            In connection with our proposed purchase of 12 1/2% Senior Subordinated Notes due 2010 (the "Securities") of Autotote Corporation (the "Company"), we confirm that:

            1. We have received such information as we deem necessary in order to make our investment decision.

            2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and, unless so registered, may not be offered, sold or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any investor account for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 of Regulation D under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor", for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (D) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (E) in accordance with another exemption from the registration requirements of the Secu-rities Act, or (F) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (F) above, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee under the Indenture pursuant to which the Securities were issued (the "Trustee") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph
      (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 of Regulation D under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Trustee and the Company reserve the right prior to any offer, sale or other transfer of the Securities pursuant to clause (B), (C), (D), or (E) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Trustee.

            4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities
      Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

            6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:_____________________________________
                                           [Authorized Signatory]

                                                                       EXHIBIT E

                 Form of Certification for Transfer or Exchange
                        of Restricted Global Security to
                          Regulation S Global Security

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

      Re:   Autotote Corporation
            12 1/2% Senior Subordinated Notes
            due 2010 (the "Securities")

            Reference is hereby made to the Indenture, dated as of August 14, 2000 (the "Indenture"), by and among Autotote Corporation, as Issuer, the guarantors named therein and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

            This letter relates to U.S.$____________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. ).

            In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and,

            (1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (A) the offer of the Securities was not made to a person in the United States;

            [(B) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]

            [(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;](1)

            (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

            (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                                        [Insert Name of Transferor]


                                        By:
                                            ____________________________________
                                            Name:
                                            Title:

Dated: ________________________________

cc: Autotote Corporation

----------
(1) Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S under the Securities Act.

                                                                       EXHIBIT F

                 Form of Certification for Transfer or Exchange
                       of Regulation S Global Security to
                           Restricted Global Security

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

      Re:   Autotote Corporation
            12 1/2% Senior Subordinated Notes
            due 2010 (the "Securities")

            Reference is hereby made to the Indenture, dated as of August 14, 2000 (the "Indenture"), by and among Autotote Corporation, as Issuer, the guarantors named therein and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

            This letter relates to U.S.$_____ aggregate principal amount of Securities which are evidenced by a [Regulation S Global Security (CUSIP No. )] and held with the Depository through [Euroclear] [Clearstream] (Common Code ___) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Securities to a person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Restricted Global Security of the same series and of like tenor as the Securities (CUSIP No. ).

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                                        [Insert Name of Transferor]


                                        By:
                                           _____________________________________
                                           Name:
                                           Title:

Dated: ________________________________

cc: Autotote Corporation

                                                                     EXHIBIT G-1

                       Form of Certification for Transfer
                or Exchange of Non-Global Restricted Security to
                           Restricted Global Security

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

      Re:   Autotote Corporation
            12 1/2% Senior Subordinated Notes
            due 2010 (the "Securities")

            Reference is hereby made to the Indenture, dated as of August 14, 2000 (the "Indenture"), by and among Autotote Corporation, as Issuer, the guarantors named therein and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

            This letter relates to $ principal amount of Restricted Securities held in definitive form (CUSIP No. ) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

            (1) if the transfer has been effected pursuant to Rule 144A under the Securities Act:

                  (A) the Securities are being transferred to a person that the
            Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

                  (B) such Person and each such account is a "qualified
            institutional buyer" within the meaning of Rule 144A under the Securities Act; and

                  (C) the Securities have been transferred in a transaction
            meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States; or


                                     G-1-1

            (2) if the transfer has been effected pursuant to Rule 144 under the Securities Act:

                  (A) more than two years has elapsed since the date of the
            closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                  (B) the Securities have been transferred in a transaction
            permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                                        Dated: _____________, ____

                                        [Insert Name of Transferor]


                                        By:
                                           _____________________________________
                                           Name:
                                           Title:

cc: Autotote Corporation


                                     G-1-2

                                                                     EXHIBIT G-2

                       Form of Certification for Transfer
                or Exchange of Non-Global Restricted Security to
                          Regulation S Global Security

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention: Corporate Trust Trustee Administration

      Re:   Autotote Corporation
            12 1/2% Senior Subordinated Notes
            due 2010 (the "Securities")

            Reference is hereby made to the Indenture, dated as of August 14, 2000 (the "Indenture"), by and among Autotote Corporation, as Issuer, the guarantors named therein and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

            This letter relates to $____ principal amount of Restricted Securities held in definitive form (CUSIP No. ) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

            In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Securities Act"), or (b) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

            (1) if the transfer has been effected pursuant to Rule 903 or Rule 904 under the Securities Act:

                  (A) the offer of the Securities was not made to a person in the United States;

                  (B) either;

                  (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or


                                     G-2-1

                  (ii) the transaction was executed in, on or through the
            facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (C) no directed selling efforts have been made in
            contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable;

                  (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [Clearstream]; or

                  (2) if the transfer has been effected pursuant to Rule 144 under the Securities Act:

                  (A) more than two years has elapsed since the date of the
            closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                  (B) the Securities have been transferred in a transaction
            permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

            We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                                        Dated: _____________, ____

                                        [Insert Name of Transferor]


                                        By:
                                           _____________________________________
                                           Name:
                                           Title:

cc: Autotote Corporation


                                     G-2-2

                                                                       EXHIBIT H

                                    GUARANTEE

            For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security (and including Liquidated Damages payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven and Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 14, 2000, among Autotote Corporation, a Delaware corporation, as issuer (the "Company"), each of the Guarantors named therein and The Bank of New York, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

            The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Eleven and Twelve of the Indenture and are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt of the Guarantor issuing this Guarantee, to the extent and in the manner provided in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:____________________

                                        [NAME OF GUARANTOR], as Guarantor


                                        By:
                                           _____________________________________
                                           Name:
                                           Title:


                                        By:
                                           _____________________________________
                                           Name:
                                           Title:


                                      H-2